Exhibit 10.01

ASSET AND RIGHTS PURCHASE AGREEMENT

between

VOXTEC PRODUCTS INC

and

DR. CHRISTINA DEL PIN

ASSET AND RIGHTS PURCHASE AGREEMENT

This Asset and Rights Purchase Agreement (this “Agreement”) is entered into as of this 10th day of September 2005 by and between DR. CHRISTINA DEL PIN, having offices at 4 Deerfield Drive, Greenwich, Connecticut 06830 (“CDP”) and VOXTEC PRODUCTS INC, a Connecticut corporation (“VTI”).

W I T N E S S E T H:

WHEREAS, CDP has developed a telephone based billing and records entry system for use by physicians which is the subject of  Application No. 10/865059 filed with the United States Patent and Trademark Office (the “System”); and

WHEREAS, VTI desires to obtain the right to manufacture and sell this System within the United States; and

WHEREAS, CDP desires to sell such right to VTI upon the terms and conditions hereinbelow set forth;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency thereof which is hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1

PLAN OF ACQUISITION

1.1

Assets and Rights to be Purchased.  On the terms and subject to the conditions set forth herein, effective on the Closing Date (as defined below), CDP shall sell, assign, convey, transfer and deliver to VTI the exclusive right to manufacture and sell the System (the “Assets” and “Rights”), provided however, that no such sales may be made by VTI outside the United States.

The Rights shall include, but not be limited to

(a)

any and all trade names, trademarks and copyrights held by CDP or hereafter acquired relating to the System, including the name and mark of “DR Speak” and any and all variations thereof;

(b)

use of all permits, approvals, licenses and authorizations held by CDP or hereafter acquired relating to the use and marketing of the System;

(c)

all reasonably available marketing materials, including but not limited to, trade show displays, masters, proofs, photos, computer files and artwork in CDP’s possession relating to the System;

(d)

All business plans. technical manuals, user and installation manuals and documentation relating to the System now owned by CDP or hereinafter acquired or developed by or on behalf of CDP; and

(e)

freedom, under CDP’s patent rights to exclusively manufacture market the Dr Speak product subject to the conditions set forth herein.  Nothing herein shall constitute an assignment of CDP’s  Patent Rights to VTI.  CDP’s patent rights shall mean Application No. 10/865059 filed with the United States Patent and Trademark Office, any patent that may issue as a result thereof and any additional such applications patents relating to the System that may be filed by CDP or on her behalf and any patents that may issue with respect such additional applications.

1.2

Assets and Rights Not Purchased:  Except for the Assets and Rights, CDP specifically does not agree to sell, assign or otherwise convey to VTI any other assets or properties, all of which other assets and properties shall remain the sole property of CDP , including without limitation but not limited to, furniture, fixtures and other assets used by CDP in the business of developing, manufacturing or marketing the System or any accounts receivable of CDP accruing prior to the Closing Date, including any open orders for sales of the System.

1.3

Consideration.  In full consideration of the sale and transfer of the Assets and Rights, VTI shall pay to CDP

(a)

a royalty of $200 on the sales of each System made by or on behalf of VTI, which royalty payments shall become due and payable thirty days subsequent to the end of the calendar quarter in which the proceeds of the respective sales are received by VTI; and

(b)

200,000 shares of the common stock (the “PRS Shares”) of Physicians Remote Solutions, Inc., a Florida corporation (“PRS”).

1.4

Liabilities Not Assumed.  VTI does not assume or agree to pay or discharge any debts,  liabilities or obligations of CDP.

1.5

Consulting Services.  CDP hereby agrees to provide consulting services to VTI and its designees with respect to the Assets and Rights to the extent requested by VTI until September 30, 2006.  Notwithstanding the foregoing, CDP shall not be required to devote more than ten hours in a any calendar month in rendering such consulting services.  In connection with the rendering of the consulting services by CDP, VTI shall reimburse CDP for any expenses incurred by her, provided however, that such expenses are first approved in writing by VTI.

1.6

Effective Date and Closing Date.  The Effective Date of this Agreement shall be the date this Agreement is executed by all parties. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as of the close of business, local time, at the offices of CDP at 4 Deerfield Drive, Greenwich, Connecticut  06830 not more than ten days after all of the conditions to Closing hereinbelow set forth are satisfied or waived (the date on which the Closing takes place being the “Closing Date”) or at such other time and place as the parties hereto shall agree.  If the Closing Date has not occurred on or before September 30, 2005, each party shall have the right to terminate this Agreement as hereinbelow provided.

1.7

Termination of Exclusivity.  Notwithstanding anything to the contrary in this Agreement, unless VTI sells a minimum of 250 Systems on or before September 15, 2006, of which a minimum of 150 Systems must be sold on or before March 15, 2006,  with such minimum of 250 Systems to increase by 20% above the previous twelve month’s minimum for each  twelve month period beginning each September 16th thereafter, CDP shall have the right to terminate this Agreement solely with respect to any provisions related to VTI’s exclusivity with respect to the System.  Upon any such termination, VTI’s exclusive use of the Assets and Rights shall terminate and thereafter VTI may continue to use the Assets and Rights solely on a non-exclusive basis.

1.8

Execution and Delivery of Closing Documents.  At the Closing, CDP will deliver to VTI such assignments, consents to assignments and good and sufficient instruments of transfer and conveyance as shall be necessary to transfer, assign and convey to VTI the exclusive right to the Assets and Rights and such lists and descriptions of the Assets and Rights and such other documents as VTI may reasonably request and VTI shall deliver a certificate representing the PRS Shares to CDP.

1.9

Covenant to Defend Title.  Effective as of the Closing Date, VTI hereby binds itself, and its successors, at VTI sole cost and expense, to warrant and defend title to the Assets and Rights unto CDP against every person whomsoever lawfully claims the same or any part thereof from VTI.

1.10

Further Assurances.  After the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as either party may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement .

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF CDS

CDP represents and warrants to VTI as follows:

2.1

Power and Authority.  CDP has the  power and authority to own the Assets and Rights and to carry on the  business relating to the System as currently being conducted.

2.2

Authorization and Validity.  CDP has the power and authority to execute, deliver and perform her obligations under this Agreement and the other documents executed or required to be executed by it in connection with this Agreement.

2.3

Binding Effect.  This Agreement and the other documents executed or required to be executed by CDP in connection with this Agreement have been or will have been duly executed and delivered by CDP and are or will be, when executed and delivered, the legal, valid and binding obligations of CDP enforceable in accordance with their terms except to the extent that:

(a)

enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

(b)

the availability of equitable remedies may be limited by equitable principles of general applicability; and

(c)

rights to indemnification may be limited by considerations of public policy.

2.4

No Violation.  Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

(a)

result in a violation or breach of any material agreement or other material instrument under which CDP is bound or to which any of her assets are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or

(b)

violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

To the best of her knowledge, CDP has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements, applications, notices, reports and any other filings with respect to CDP’s business relating to the Systems, except where the failure to do so would not reasonably be expected to have a material adverse effect on it.

2.5

Permits and Licenses; Compliance.  To the best of her knowledge, CDP possesses all necessary governmental licenses, franchises, permits, approvals, authorizations, and rights necessary for VTI to engage in the marketing of the System and that, if not possessed, could not reasonably be expected to have a material adverse effect on the Assets and Rights or the intended use thereof by VTI.  To the best of her knowledge, CDP is in compliance with all such governmental licenses, franchises, permits, approvals, authorizations, or rights, and all federal, state or local laws or regulations applicable to the Assets except where the failure to be in compliance would not reasonably be expected to have a material adverse effect on the Assets or Rights or the intended use thereof by VTI.

2.6

Title to Assets and Rights. CDP owns the Assets and Rights free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby, VTI shall receive the exclusive right to use the Assets and Rights, free and clear of all liens, claims and encumbrances.

2.7

Litigation. No legal or other adversary proceeding or investigation is currently pending against CDP and, to the best knowledge of CDP, none is threatened or contemplated by any governmental agency or other third party with respect to the Assets or the Rights.  CDP is not subject to any continuing court or  administrative order, writ, injunction or decree applicable specifically to the Assets or Rights or which would affect the obligations of CDP .  In connection with any of the Systems, CDP has not received any notice from a customer for any claim that could be made by such customer based upon inadequate or negligent services, defective products, or improper performance of or other breach of any contract with such customer by CDP.

2.8

Patents, Trademarks and Copyrights.   VTI owns or is licensed to use all patents, trademarks, and copyrights, if any, necessary to manufacture and market the Systems  without conflict with the rights of others and following the Closing, VTI shall be entitled to use all such patents, trademarks and copyrights as are necessary to manufacture and market the Systems.  Schedule 2.8 contains a true and correct description of the following:

(a)

all trademarks, trade names, service marks, and other trade designations, common law rights, registrations, and applications for registration, and all patents, copyrights, and applications currently owned, in whole or in part, by CDP and used in the manufacture and marketing of the Systems; and

(b)

all material agreements relating to technology, know-how or processes that CDP is licensed or authorized to use by others and used in the manufacture and marketing of the Systems.

2.9

Finder's Fee. CDS has not incurred any obligation for any finder's, broker's, or agent's fee in connection with this Agreement or the transactions contemplated hereby.

2.10

Full Disclosure.  There are no facts pertaining to CDP or the business of CDP relating to the Systems that are reasonably likely to have a material adverse effect on the Assets or rights that have not been disclosed in this Agreement or the attached Schedule.  No representation or warranty of  CDP in this Agreement, any attached Schedule, any certificate furnished or to be furnished by CDP pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

2.11

Liens.  There are no liens or security interests held by any party on the Assets or Rights.

2.12

Disclaimer. Notwithstanding anything in this Agreement or elsewhere to the contrary, CDP  does not warrant that VTI will be successful, either in a business or a technical sense in connection with the Systems.  In addition, CDP makes no representation or warranty with respect to the efficacy of the Systems or that any design, drawing, computer software, documentation, materials used, equipment used or processes used or adapted for the development or manufacture of the Systems or the use thereof by VTI is sufficient or is fit for a particular purpose and CDP  makes no representation or warranty that VTI should rely on such design, drawings, materials, documentation, equipment or process. CDP   has advised VTI that there are many competing and overlapping patents, proprietary rights and trade secret claims in this area of business, and that VTI shall rely on its own independent evaluation of the patents, proprietary rights and trade secrets in the conduct of its business.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF VTI

VTI represents and warrants to CDP as follows:

3.1

Organization and Good Standing.  VTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut.

3.2

Power and Authority.  VTI has the corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as currently being conducted.

3.3

Authority and Validity.  VTI has the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and the other documents executed or required to be executed by it in connection with this Agreement, and this Agreement and the other documents executed or required to be executed by VTI in connection with this Agreement have been duly authorized by all necessary corporate action of VTI.

3.4

Binding Effect.  This Agreement and the other documents executed or required to be executed by VTI in connection with this Agreement have been or will have been duly authorized, executed and delivered by VTI and are or will be, when executed and delivered, the legal, valid and binding obligations of VTI enforceable in accordance with their terms except to the extent that:

(a)

enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; (b)  the availability of equitable remedies may be limited by equitable principles of general applicability; and

(c)

rights to indemnification may be limited by considerations of public policy.

3.5

No Violation.  Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

(a)

result in a violation or breach of (i) the Articles of Incorporation or by-laws of VTI or (ii) any material agreement or other material instrument under which VTI is bound or to which the assets of VTI are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of VTI; or

(b)

violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

VTI has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements, applications, notices, reports and any other filings with respect to VTI’s business, as applicable, except where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, properties or prospects of VTI.

3.6

Consents.   No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of VTI.

3.7

Finder’s Fee.   VTI has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

3.8

Litigation. No material legal or other adversary proceeding or investigation is currently pending against  VTI and, to the best knowledge of  CDP , none is threatened or contemplated by any governmental agency or other third party.  CDP is not subject to any continuing court or VTI order, writ, injunction or decree.

3.9

Investment Representations and Warranties.

(a)

The PRS Shares will be acquired by CDP for her own account and not with a view to or for sale or other disposition in connection with any transaction that will not be exempt form the registration requirements of the Securities Act of 1933 (the “Securities Act”) and  any applicable state securities laws.

(b)

CDP is capable of evaluating the merits and risks of an investment in such PRS Shares and has such knowledge, experience and skill in financial and business matters that she is capable of evaluating the merits and risks of the investment in CDP and the suitability of the PRS Shares as an investment and can bear the economic risk of an investment therein for an indefinite period of time.  No guarantees have been made or can be made with respect to the future value, if any, of the PRS Shares or the profitability or success of the business of PRS.

(c)

CDP understands that the PRS Shares will not have been registered under the Securities Act or any applicable state securities laws, that the PRS Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the PRS Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this connection, CDP represents that she is familiar with Rule 144 promulgated under the Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  CDP is aware that stop transfer instructions may be issued to the transfer agent for the securities of PRS (or a notation may be made in the appropriate records of PRS in connection with the PRS Shares, but only to the extent customary for securities which are “restricted securities.”

(c)

CDP understands that PRS is the only person that can register the PRS under the Securities Act of 1933 and PRS has no obligation or intension to do so.

(d)

CDP consents to the placement of a legend on the certificate evidencing the PRS Shares stating that they have not been registered under the Securities Act or under any other applicable securities laws, setting forth or referring to the restrictions on transferability and sale thereof and including placement of any additional language as may be required by applicable state securities laws.

(e)

CDP has been given access to all books, records and other documents of PRS and has had the opportunity to ask questions of and receive answers from PRS’s executive officers.

ARTICLE 4

CONDITIONS TO CLOSING

4.1

Conditions to Obligations of VTI.  The obligations of VTI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions in all material respects:

(b)

Representations, Warranties and Covenants.  The representations and warranties of CDP contained in this Agreement shall have been true and correct as of the date they were made or deemed to have been made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, except for such changes as are permitted or contemplated by this Agreement, and other than such representations and warranties as are made as of another date.

(c)

No Proceeding or Litigation.  No legal or regulatory action shall have been commenced or threatened by or before any court or any federal, state or local governmental authority (collectively, “Governmental Authority”) against VTI or CDP seeking to restrain or adversely alter the transactions contemplated by this Agreement or which is likely to render it impossible or unlawful to consummate such transactions, or which could reasonably be expected to have a  material adverse effect on the condition of VTI (financial or otherwise) or on its  assets, properties or prospects.

4.2

Conditions to Obligations of VTI.  The obligations of VTI  to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions in all material respects:

(a)

Representations, Warranties and Covenants.  The representations and warranties of CDP contained in this Agreement shall have been true and correct as of the date as of which they were made or deemed to have been made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date except for such changes as are permitted or contemplated by this Agreement, other than such representations and warranties as are made as of another date.

(b)

No Proceeding or Litigation.  No legal or regulatory action shall have been commenced or threatened by or before any Governmental Authority against VTI or CDP seeking to restrain or adversely alter the transactions contemplated hereby or which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a material adverse effect on the Assets.

ARTICLE 5

            TERMINATION

5.1

Termination by CDP.

(a) CDP shall have the right to terminate this Agreement if the conditions to her obligations hereunder have not been satisfied or waived.

(b)CDP shall have the right to terminate this Agreement if any payments required to be made to it by VTI hereunder remains unpaid after ninety days notice of such non-payment has been given to VTI by CDP.

5.2

Termination by Agreement.  VTI and CDP may terminate this Agreement at any time by their mutual consent.

5.3

Damages.  If this Agreement is terminated pursuant to this Article 5, unless otherwise agreed to in writing by CDP, VTI shall not have any rights  against CDP other for any breach of any of the terms and conditions of this Agreement.

5.4

Bankruptcy.  This Agreement may be terminated by CDP if VTI shall file a petition for bankruptcy or be adjudged a bankrupt.

ARTICLE 9

MISCELLANEOUS

6.1

Expenses.  Each party hereto shall pay its or her own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

6.2

Entire Agreement.  This Agreement and any schedules and exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions.

6.3

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

6.4

Notices.  All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be deemed to have been made when delivered to the address set forth below:

If to CDP:

If to VTI

Dr. Christina Del Pin, Inc.

Voxtec Products Inc

4 Deerfield Drive

5 Ridge Road

Greenwich CT 06830

Cos Cob, CT 06807

Attn: Gary Cella

6.5

Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

6.6

Successors and Assigns.  This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.7

Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Connecticut and exclusive venue shall lie in the state and federal courts in the State of Connecticut.

6.8

Amendment, Waiver and Other Action.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

6.9

Legal Representation.  All of the parties to this Agreement acknowledge that she or it has been advised that to seek and have had the opportunity to seek counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

6.10

Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto without the consent of the other party, which consent shall not be unreasonably withheld, provided that  VTI may assign this Agreement to a wholly owned subsidiary which has not yet been formed.

6.11

Confidentiality.  Other than as required by law, each party shall maintain the confidentiality of, and not divulge or disclose to any other person, the existence of or any terms and conditions of this Agreement or any of the financial or other information provided to it by the other party to this Agreement.

6.12

Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

6.13

Number and Gender.  Whenever the context requires, references in this Agreement to the singular number shall include the plural; the plural number shall include the singular; and words denoting gender shall include the masculine, feminine, and neuter.

6.14

Public Announcements.  Except to the extent that VTI or CDP believes on the advice of counsel that public disclosure is required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties.  The parties shall cooperate as to the time and contents of any such press release or public announcement, but if they are unable to reach an agreement as to the time and contents of such press release or public announcement, each shall be free to make such press release or public announcement as it deems necessary.

6.15

Survival of Representations and Warranties.  The representations and warranties of the respective parties shall survive the Closing or termination of this Agreement, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

VOXTEC PRODUCTS INC

CHRISTINA DEL PIN

By: ___/s/ Gary Cella_________

___/s/ Christina Del Pin___________________

Its:

President